Exhibit 4.14
FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
SIXTEENTH AMENDMENT TO
AGREEMENT 319-I
THIS SIXTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I IS ENTERED INTO THIS 1st DAY OF SEPTEMBER, 2009 (THE “EXECUTION DATE”), BY AND BETWEEN HUGHES NETWORK SYSTEMS, LLC, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE WHICH SHALL HEREINAFTER BE REFERED AS “THE CLIENT”, SUCCESSOR IN INTEREST TO HUGHES NETWORK SYSTEMS, A DIVISION OF HUGHES ELECTRONICS CORPORATION, AND AS THE OTHER PARTY SATELITES MEXICANOS, S.A. DE C.V., WHICH SHALL HEREINAFTER BE REFERED AS “SATMEX”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF MEXICO (TOGETHER REFERRED AS THE “PARTIES”) PURSUANT TO THE FOLLOWING:
W I T N E S S E T H
WHEREAS, on January 20, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT, executed the agreement number 319-I, hereinafter the “Agreement”;
WHEREAS, on May 16, 2000, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “First Amendment” to the Agreement, in order to substitute transponder (***) for (***) and revise Exhibit C, Initial Loading Plan;
WHEREAS, on January 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Second Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) transponders changed from (***) to (***) and its use term was reduced from (***) months to (***);
WHEREAS, on March 1, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Third Amendment” to the Agreement, in which HUGHES’s obligation to take the (***) and (***) transponders changed from (***) to May 20, (***);
WHEREAS, on May 20, 2001, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Fourth Amendment” to the Agreement, in which the Parties agreed to substitute transponder (***);
WHEREAS, on January 1, 2002, SATMEX and HUGHES ELECTRONICS CORPORATION, through THE CLIENT executed a “Fifth Amendment” to the Agreement, in which the Parties increased the (***) additional transponders;
WHEREAS, on February 3, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION executed a “Sixth Amendment” to the Agreement in which the Parties agreed to (***);
WHEREAS, on March 24, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Seventh Amendment” to the Agreement in which, among others, THE CLIENT increased (***);
WHEREAS, on May 1, 2003, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed an “Eighth Amendment” to the Agreement in which, among others, THE CLIENT exercised the (***) increase option under the Second clause of the Seventh Amendment;
WHEREAS, on September 7, 2004, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Ninth Amendment” to the Agreement in which, among others, THE CLIENT increase (***) in Satmex 5 satellite, transponder (***);
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
WHEREAS, on June 14, 2005, SATMEX and Loral Skynet (“Loral Skynet”) a division of Loral Spacecom Corp. entered into an Agreement for the end of life lease of the (***) transponder on Satmex 5, hereinafter the “(***)”;
WHEREAS, on September 7, 2005, SATMEX entered into a company’s reorganization under Mexican reorganization law called “Concurso Mercantil” according to sentence dictated by Judge Second of District in Civil Matter, in the Federal District of Mexico;
WHEREAS, on December 1, 2005, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Tenth Amendment” to the Agreement in which, among others, THE CLIENT (***), to result on a total capacity of (***), applying this capacity of (***) to CLIENT’S Bottom of Social Cover Program (“FONCOS”);
WHEREAS, on January 20, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed an “Eleventh Amendment” to the Agreement in which, among others, THE CLIENT restructured the (***) on Satmex 5 satellite and extended the term from (***);
WHEREAS, on February 1, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Twelfth Amendment” to the Agreement in which, among others, the Parties agreed to (***) the term of the contracted capacity in Satmex 5 satellite, under certain (***); and
WHEREAS, on September 15, 2006, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Thirteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***) on Satmex 6 satellite.
WHEREAS, on August 1st, 2008, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Fourteenth Amendment” to the Agreement in which, among others, the Parties agreed to (***).
WHEREAS, on February 1st, 2009, SATMEX and HUGHES ELECTRONICS CORPORATION through THE CLIENT executed a “Fifteenth Amendment” to the Agreement in which, among others, the Parties agreed (***) of Sartmex 5 in amounts of (***); to result a (***).
NOW THEREFORE, in consideration of the foregoing and mutual covenants contained in this Fourteenth Amendment, the Parties agree as follows:
A G R E E M E N T
FIRST.- As of the Execution Date, THE CLIENT and SATMEX agree to decrease the satellite capacity (***) of Satmex 5, transponder (***), (***) Band, Region (***), in order to result a total (***).
The Parties agree that this capacity decrease is in accordance with the terms and conditions of the CAPACITY COMMITMENT established in the Third Clause of the Fourteenth Amendment.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
Furthermore, the Parties agree THE CLIENT will use the total amount of (***) transponders, this amount includes the transponders for (***), which remains as agreed in the Fourteenth Amendment. Therefore, the transponders related to the fixed capacity and CAPACITY COMMITMENT are as follows:
a) Fixed Capacity:

Bandwidth
Satellite	Band	Txdrs	Region	MHz	Period

Satmex 5	(***)	(***)	(***)	(***)	(***)
Note: SATMEX will not unreasonably refuse THE CLIENT’s request to change the assigned fixed transponder to another fixed transponder from time to time. The intent of the Parties respecting this Clause is that THE CLIENT is committing until the end of the Period established on the above mentioned table, but the actual assigned transponders may shift during the Term hereof.
b) CAPACITY COMMITMENT:

Satellite	Band	Transponders	Region	Bandwith	Period
Satmex 5	(***)	(***)	(***)	(***)	(***)
		(***)		(***)	(***)
		(***)		(***)	(***)
		(***)		(***)	(***)
		(***)		(***)	(***)
Moreover, in accordance with the Third Clause of the Fourteenth Amendment, the Parties hereby agree (***) of Satmex 5 will be moved to (***) of Satmex 5.
SECOND- Both Parties agree that pricing for Satmex 5 and Satmex 6 satellite transponders will be defined in accordance with the total capacity usage on both satellites in accordance with the Third clause of the Twelfth Amendment:

Quantity	Monthly Rate	Monthly Rate
(Total # of 36 MHz equivalent	Per Transponder	Per MHz
Transponders used)	(U.S. Dollars)	(U.S. Dollars)
(***)	(***)	(***)
(***)	(***)	(***)
(***)	(***)	(***)
The Parties agree that Satmex 6 (***) as part of THE CLIENT’s obligation to fulfill the CAPACITY COMMITMENT.
THE CLIENT agrees that it should pay SATMEX for the Satmex 5 services (***).
If THE CLIENT (***) in Satmex 6 satellite, the option established in clause Third of the Thirteenth Amendment shall apply.
CONFIDENTIAL

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS [(***)]. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.
THIRD.- THE CLIENT shall pay SATMEX a monthly rate for the Space Segment Capacity Service calculated by applying the RATE CARD established in Second Clause of this Amendment.
FOURTH.- The term of this Sixteenth Amendment shall commence from the Execution Date and shall terminate when THE CLIENT fulfills its CAPACITY COMMITTMENT on a period no longer than the TERM OF THE AMENDMENT established on the Fourteenth Amendment.
FIFTH.- This Amendment, the underlying commercial relationship between the Parties, and all collateral matters relating thereto, shall be governed by, and construed in accordance with Section 33 of the Agreement
SIXTH.- Except as specifically amended hereby, the terms and conditions of the Agreement and its past Amendments, shall remain in full force and effect in accordance with its terms.
This Sixteenth Amendment is signed in counterparts, one copy remaining in possession of each Party, in Mexico City, as of the Execution Date first written above.

FOR THE CLIENT	FOR SATMEX

/s/ PHILIP K. O’BRIEN	/s/ PATRICIO E. NORTHLAND

PHILIP K. O’BRIEN VICE PRESIDENT	PATRICIO E. NORTHLAND GENERAL DIRECTOR
SIGNATURE PAGE OF THE SIXTEENTH AMENDMENT TO AGREEMENT NUMBER 319-I EXECUTED BY AND BETWEEN HUGHES NETWORK SYSTEMS AND SATELITES MEXICANOS, S.A. DE C.V.
CONFIDENTIAL

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